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                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 1, 2002 (except Notes 2(a) and 4(a), as to which the date is April 24, 2003), with respect to the consolidated financial statements of Lions Gate Entertainment Corp., in the Registration Statement (Form S-2) and related Prospectus of Lions Gate Entertainment Corp. dated April 28, 2003.


/s/ Ernst & Young LLP

Los Angeles, California
April 28, 2003